UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 28, 2024

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, Texas 78729

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 869-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MTEM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on July 12, 2023, Molecular Templates, Inc. (the “Company” or “MTEM”) entered into a Securities Purchase Agreement with certain institutional and accredited investors providing for a private placement of up to $40 million in gross proceeds to the Company in two tranches (the “Private Placement). The initial tranche consisted of the issuance of 2.84 million shares (as adjusted for the Company’s August 2024 reverse stock split) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), or prefunded warrants in lieu thereof (the “Prefunded Warrants”), for gross proceeds of approximately $20 million. The initial tranche of the Private Placement closed on July 17, 2023.

On March 28, 2024, the Company and certain institutional and accredited investors (the “Purchasers”) entered into an Amended and Restated Securities Purchase Agreement (as amended and restated, the “Securities Purchase Agreement”) pursuant to which the Company will issue securities with an aggregate purchase price of $9.5 million on amended and restated second tranche terms. The second tranche of the Private Placement, as amended and restated, will consist of the sale and issuance of (i) 1,209,612 shares (the “Shares”) of Common Stock (and, in lieu thereof, Prefunded Warrants to purchase 2,460,559 shares of Common Stock) for a purchase price of $2.35 per share of Common Stock (the closing price of the Common Stock on March 27, 2024 as reported by the Nasdaq Capital Market) and $2.349 per Prefunded Warrant, and (ii) common stock warrants to purchase up to 7,340,342 shares of Common Stock (or Prefunded Warrants in lieu thereof) at an exercise price of $2.35 per share of Common Stock or $2.349 per Prefunded Warrant (the “Common Warrants”), in exchange for the payment of $0.125 per share of Common Stock underlying the Common Warrants. The Common Warrants will have a term of five years and the Prefunded Warrants will expire when fully exercised in accordance with their terms. The Prefunded and Common Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation (4.99%/9.99%/19.99%); provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 19.99%. The Securities Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

The Shares, Prefunded Warrants, the Common Warrants, and the Shares and Prefunded Warrants issuable upon the exercise of the Prefunded Warrants and Common Warrants, have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Pursuant to the Securities Purchase Agreement, the Company granted to the Purchasers certain registration rights, pursuant to which, among other things, the Company will (i) file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 after the second tranche of the Private Placement to register for resale the Shares (and the shares of Common Stock issuable upon exercise of the Prefunded Warrants and Common Warrants ) issued in the second tranche of the Private Placement, within 30 calendar days following the second tranche closing, and (ii) use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable, and in any event no later than 90 days following the second tranche closing date (or 120 days following the second tranche closing date if the registration statement is reviewed by the SEC). The registration rights covenants are subject to customary terms and conditions for a transaction of this type, including certain customary cash penalties on the Company for its failure to satisfy specified filing and effectiveness time periods.

The second tranche of the Private Placement is anticipated to close on April 2, 2024, subject to the satisfaction customary closing conditions. The Company intends to use the net proceeds from the second tranche of the Private Placement to fund its ongoing clinical studies, working capital and for general corporate purposes. Stifel is acting as the sole placement agent in connection with the Private Placement.

The foregoing description of the material terms of the Securities Purchase Agreement, the Prefunded Warrants and the Common Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, the form of Prefunded Warrant, and the form of Common Warrant, which are filed as Exhibits 10.1, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Prefunded Warrants, the Common Warrants, and the shares of Common Stock issuable upon the exercise of the Prefunded Warrants and the Warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 28, 2024, the Company issued a press release announcing the second tranche of the Private Placement. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 of this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This report on Form 8-K contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). MTEM disclaims any intent or obligation to update these forward-looking statements and claims the protection of the Act’s Safe Harbor for forward-looking statements. All statements, other than statements of historical facts, included in this report regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to MTEM may identify forward-looking statements. Examples of such statements include, but are not limited to, statements regarding the expected timing for the closing of the second tranche of the Private Placement, the potential proceeds to MTEM from the second tranche closing and any exercise of the Common Warrants, and the expected use of proceeds from the Private Placement.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors including, but not limited to the following: the continued availability of financing on commercially reasonable terms, whether MTEM’s cash resources will be sufficient to fund its continuing operations; the results of MTEM’s ongoing clinical studies, the ability to effectively operate MTEM and retain key employees post-MTEM’s previously announced restructuring, the ability of MTEM to maintain the continued listing of its common stock on Nasdaq, and those risks identified under the heading “Risk Factors” in MTEM’s filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date hereof, and MTEM specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Form of Prefunded Warrant to Purchase Common Stock

4.2	Form of Common Warrant

10.1*	Amended and Restated Securities Purchase Agreement dated March 28, 2024

99.1	Press Release dated March 28, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Molecular Templates, Inc.

Date: March 28, 2024	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer